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                                                                  Exhibit (h)(5)

                   AMENDMENT NO. 4 TO ADMINISTRATION AGREEMENT

                  This Amendment No. 4, dated as of December 1, 1999, is entered into between PFPC INC. (formerly known as First Data Investor Services Group, Inc.), a Massachusetts corporation ("PFPC"), and THE GALAXY VIP FUND, a Massachusetts business trust (the "Company").

                  WHEREAS, PFPC and the Company have entered into an Administration Agreement dated as of June 1, 1997, as subsequently amended (as so amended, the "Administration Agreement"), pursuant to which the Company appointed PFPC to act as Administrator for the Company's portfolios; and

                  WHEREAS, Section 9 of the Administration Agreement provides that no change, termination, modification, or waiver of any term or condition of the Administration Agreement shall be valid unless in writing signed by each party;

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Schedule D of the Agreement is amended by adding the following:

                             SALES SUPPORT SERVICES

                  -- Sales literature review and recommendations for compliance with NASD and SEC rules and regulations.

                  -- Preparation of training materials for use by personnel of the Company or the Adviser.

                  --       Preparation of ongoing compliance updates.

                  -- Coordination of registration of the Fund with National Securities Clearing Corp. ("NSCC") and filing required Fund/SERV reports with NSCC.

                  -- Provision of advice and counsel to the Company with respect to regulatory matters, including monitoring regulatory and legislative developments that may affect the Company.

                  -- Assistance in the preparation of quarterly Board materials with regard to sales and other distribution-related data reasonably requested by the Board.

                  2. Except to the extent amended hereby, the Administration Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.


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                  IN WITNESS WHEREOF, the undersigned have executed this
Amendment No. 4 as of the day and year first above written.

                                             PFPC INC.

                                             By: /s/ Jylanne M. Dunne
                                                -------------------------------
                                             Name:  Jylanne M. Dunne
                                             Title: Senior Vice President

                                             THE GALAXY VIP FUND

                                             By: /s/ John T. O'Neill
                                                -------------------------------
                                             Name:  John T. O'Neill
                                             Title: President




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